UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 24, 2006

PATHMARK STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05287	22-2879612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Milik Street, Carteret, New Jersey		07008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (732) 499-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR  240.14d–2(b))

☐             Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01. Entry Into A Material Definitive Agreement

Amendment to Amended and Restated Credit Agreement

On March 24, 2006, Pathmark entered into a Fourth Amendment to the Amended and Restated Credit Agreement (the “Amendment Agreement”) with Fleet Retail Group, LLC (f/k/a Fleet Retail Group, Inc.), as Administrative Agent and as Collateral Agent, GMAC Commercial Finance LLC and General Electric Capital Corporation, as co-Documentation Agents, The CIT Group/Business Credit, Inc., as Syndication Agent, and the Lenders party thereto, amending the five-year, secured $250,000,000 Amended and Restated Credit Agreement, dated as of October 1, 2004 (the “Credit Agreement”), among the parties to the Amendment Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Credit Agreement.

The Amendment Agreement modifies Section 6.17 of the Credit Agreement by increasing the permitted ratio of Credit Extensions to Consolidated EBITDA (calculated on a trailing four-fiscal-quarter basis) at the end of any fiscal quarter with respect to the fourth quarter of Fiscal 2005 and each of the first three quarters of Fiscal 2006.

Transition Agreement

As previously disclosed, Mr. Harvey Gutman, Senior Vice President of Retail Development and a named executive officer of the Company, accepted an offer to participate in an early retirement incentive program. On March 27, 2006, the Company and Mr. Gutman entered into a Transition Agreement (the “Transition Agreement”) pursuant to which Mr. Gutman agreed to delay his retirement until April 8, 2006 (the “Retirement Date”). Under the terms of the Transition Agreement, Mr. Gutman will continue in his present position at his current salary until the Retirement Date. In addition, the Transition Agreement provides that the Company and Mr. Gutman will enter into a Consulting Agreement pursuant to which Mr. Gutman will consult for the Company for a period of one year from the Retirement Date for a consulting fee of $50,000 per annum.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers

Retirement of Joseph Adelhardt

As previously disclosed, Mr. Joseph Adelhardt, Senior Vice President and Controller, and principal accounting officer of the Company, accepted an offer to participate in an early retirement incentive program. On March 27, 2006, Mr. Adelhardt agreed with the Company to delay his retirement until July 28, 2006. Mr. Adelhardt will continue as principal accounting officer until a new principal accounting officer is appointed or until his retirement on July 28, 2006, whichever is earlier.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATHMARK STORES, INC.

Dated: March 29, 2006	By:	/s/ Marc A. Strassler
	Name:	Marc A. Strassler
	Title:	Senior Vice President and General Counsel

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